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                                                                   EXHIBIT 10.37

                  APPLICATION HOSTING AND DELIVERY AGREEMENT

     This Application Hosting and Delivery Agreement ("Agreement") is effective as of the 18 day of August, 2000 ("Effective Date") between Donor Management, Inc., a Delaware corporation with its principal offices located at 2445 Impala Drive, Carlsbad, California 92008 ("DMI") and XCEL Management, Inc. dba InsynQ, a Delaware Corporation with its principal offices located at 1101 Broadway, Tacoma, WA 98402 ("Insynq").

                                   RECITALS

     WHEREAS, DMI holds the rights to certain computer software and related materials ("Software"), and

     WHEREAS, DMI desires to market and distribute the Software as a service which may be delivered to clients electronically by means of the Internet, and

     WHEREAS, Insynq has experience installing and managing business software at a central computer ("Application Hosting") and distributing such software in the form of service delivered electronically via the Internet ("Application Delivery Services") to users of the Software ("End Users"), and

     WHEREAS, Insynq desires to obtain a license to host and distribute the Software.

     NOW, THEREFORE, in consideration of the conditions and promises herein contained, we mutually agree as follows:

                                   AGREEMENT

     GRANT OF LICENSE. DMI hereby grants to Insynq a limited non-exclusive and non-transferable right to install and use the Software at a central location owned and operated by Insynq ("Data Center"), and to distribute the Software as a service, which is delivered via the Internet, to End Users that have executed a corresponding End User Software License Agreement and to Resellers that have been licensed by DMI and Insynq to sell the Software and/or Application Hosting and Delivery Services.

     TERM AND TERMINATION. The initial term of this Agreement shall commence on the Effective Date and unless terminated earlier as provided herein, shall continue for a period of thirty-six (36) months from the Effective Date. This Agreement shall be renewed at its expiration for successive 12-month periods, unless either party gives written notice of termination to the other no later than sixty (60) days before the close of the contract term. Either party may terminate this Agreement at any time, without cause and without intervention, by giving sixty (60) days written notice to the other party.

     SOFTWARE. Software shall include Donor Development and Donor Accounting (a.k.a. Rainier Accounting), which together and separately from part of an information system developed and owned by DMI for use by nonprofit organizations, along with and all future versions of the Software, product and user manuals, and all enhancements, revisions, or modifications made to the Software by DMI.

     DMI shall deliver the Software to Insynq in executable form. Insynq may not copy the Software; except that (1) Insynq may make one copy of the Software solely for backup or archival purposes, and (2) Insynq may transfer the Software to hard disks in the Data Center computers provided Insynq keeps the original solely for backup or archival purposes. Insynq may copy the written materials only for use by technical personnel responsible for providing technical support related to the Software.

     Insynq acknowledges that the source code and executable version of the Software are a confidential trade secret of DMI and Insynq agrees not to decipher, reverse engineer, decompile, or disassemble the Software.





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     FEES AND COMPENSATION.  Insynq shall pay no fees to DMI and DMI shall pay no fees to Insynq as a result of this Agreement.

                            DMI'S RESPONSIBILITIES

     SOFTWARE DELIVERY TO INSYNQ. On a timely manner, DMI shall deliver to Insynq the latest published version of the Software.

     DEMONSTRATION SOFTWARE. DMI shall deliver to Insynq a version of the Software that has been modified for the purposes of testing and demonstrating the characteristics and capabilities of the Software.

     TECHNICAL SUPPORT. DMI shall provide at no charge to Insynq and during DMI's normal business hours telephone consultation on technical and engineering matters related to the installation, operation and delivery of the Software. Direct support to the End User regarding operation and use of the Software shall be the responsibility of the DMI Reseller. The responsibilities and obligations of the DMI Reseller regarding support to the End User are governed by the terms of the DMI Reseller Agreement.

     TECHNICAL TRAINING. Upon signature of this Agreement and at a mutually agreeable date, DMI shall train up to (2) Insynq employees on the installation, deployment and operation of the Software. Technical training shall be provided at no cost to Insynq, except that Insynq shall be responsible for all travel and out-of-pocket expenses that either DMI or Insynq employees may incur in relation to this training.

                           INSYNQ'S RESPONSIBILITIES

     APPLICATION HOSTING AND APPLICATION DELIVERY SERVICES. Insynq shall render its Application Hosting and Application Delivery Services in accordance to published standards issued by Insynq from time to time in relation to speed of response and reliability of operation for such functions. The current version of such published standards is included in Exhibit A of this Agreement.

     DEMONSTRATION PRODUCT. Insynq shall Host and Deliver a version of the Software for the purpose of demonstrating to potential buyers the characteristics and capabilities of the Software and to provide DMI/Insynq Resellers the means to deliver training and product support services.

     TECHNICAL SUPPORT. Insynq shall designate two (2) members of its technical staff to receive from DMI Technical Training on the installation and deployment of the Software. The technical support provided by Insynq technical staff shall include installation and upkeep of the Software at the Data Center and deployment of the Software to licensed End Users.

     RESPONSIBILITIES OF PARTIES UPON TERMINATION OF THE AGREEMENT. In the event that this Agreement is terminated by any of the parties, with or without reason, Insynq shall be obligated to continue Hosting and Delivering the Software while there remain duly licensed End Users of the Software. Any fees that may be collected after the Agreement is terminated shall be in accordance with the terms and conditions of the Reseller Agreement governing the sale of Hosting Services related to the Software.

     TRADEMARKS. During the Term of this Agreement, Insynq shall have a limited non-transferable right to refer to the Software and related services using DMI product trademarks in compliance with the laws concerning protection of trademarks and trade names if the reference is not misleading and does not indicate or imply DMI endorsement or approval of any other product or service offered by Insynq. The appropriate trademark symbol ("TM") shall be used whenever the Software is mentioned in any advertisement, or published material of any form by Insynq.








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     CONFIDENTIALITY. During the term of this Agreement and for twelve (12)
months following the termination of this Agreement, Insynq agrees to hold in strict confidence and not disclose without express written consent of DMI any information learned about the DMI products that is or should reasonably be understood to be confidential and proprietary to DMI. Insynq agrees to take all reasonably necessary measures required to protect this confidential information.

     LIMITATION OF LIABILITY. Subject to applicable law, DMI shall not be liable for any damages whatsoever (including without limitation, direct or indirect damages for personal injury, loss of profits, loss of information, business interruption, or any other pecuniary loss) arising out of the use of or inability to use the Software, even if DMI has been advised of the possibility of damage. Regardless, the entire liability of DMI shall be limited to the amount DMI actually received from the End User to use the Software. This provision may not apply in certain jurisdictions that do not allow for the limitation or exclusion of liability. In no event shall DMI be liable for any consequential damages arising out of or in connection with the use or performance of the DMI Software.

     INDEPENDENT CONTRACTOR. Insynq is not an Employee of DMI. Insynq is an independent contractor, and shall not be entitled to any benefits or workers compensation benefits given to employees of DMI, and shall be responsible for the payment of all taxes with respect to compensation received from DMI. It is expressly acknowledged that Insynq is provided great flexibility in the performance of the services specified herein, and is not subject to the control typically associated with an employee or franchise relationship. Insynq shall not hold itself out as an agent of DMI. This Agreement shall not be construed as creating an agency, partnership, joint venture or franchise relationship between Insynq and DMI. Insynq does not have authority to bind DMI in any way, other than those inherent to the job.

     INDEMNIFICATION. Insynq agrees to indemnify DMI for all liabilities, costs, claims, and damages of any type, including cost to defend, resulting from a breach of this Agreement or arising out of Insynq's business related only to this Agreement and the Software, including training and support of Insynq's customers. DMI agrees to indemnify Insynq for all liabilities, costs, claims, and damages of any type, including costs to defend, resulting from a breach of this Agreement and/or any defect in design or construction of all products and services provided by Insynq.

     COMPLETE AGREEMENT. This Agreement, and all exhibits hereto, constitutes the complete agreement between the parties with respect to the subject matter herein, and replaces and supersedes all prior and contemporaneous written or oral agreements or statements.

     PARTIES OF INTEREST. Except as expressly as provided herein, nothing in this Agreement shall confer any right or remedies to any persons other than the parties hereto, and their respective successors and assigns, nor shall anything herein relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right or action over or against any party to this Agreement.

     INTERPRETATION AND JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of California. Each party hereby consents to the exclusive jurisdiction of the state and federal courts sitting in California for any action arising out of or in connection with this Agreement. Each party further agrees that personal jurisdiction over him may be effected by service of process by registered or certified mail, and that when so made shall be as if served upon him personally within the State of California.

     SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid or unenforceable, it is hereby severed from this Agreement, and the remainder of the Agreement remains unaffected thereby. The parties agree that the severed provision shall be replaced with such other provision that most closely reflects the intent of the parties hereto and is enforceable. Intent of such provisions will be decided upon mutual consent. If the parties cannot reach mutual consent on provisions an unbiased 3/rd/ party will be retained to determine intent.






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     AMENDMENTS. All amendments or changes to this Agreement shall be in writing and signed by all parties. It is understood that Supplier may unilaterally change the policies and procedures regarding the distribution of the Software without notice.

     ATTORNEY FEES. In the event any dispute arises between the parties regarding this Agreement, or the enforcement of any provision herein, the prevailing party shall be entitled to recover its costs, expenses, discovery costs, and attorneys' fees incurred in connection with any such controversy, in addition to whatever other relief, if any, is granted to the prevailing party.

     NOTICE. All legal notices under this Agreement shall be in writing and shall be delivered by registered U.S. mail.

     ASSIGNMENT. Insynq may not assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligations without DMI's prior approval. The rights granted by DMI to Insynq are personal to Insynq, and Insynq will not appoint any independent agent, representative, commissionaire, Insynq reseller or other third person to promote or market the Licensed Software without the consent of DMI. Any attempt to do any of the foregoing without the approval of DMI will be void.

     In no event shall Insynq's rights or obligations hereunder be assigned or assignable by operation of law or by bankruptcy proceedings; and in no event shall this License or any rights or privileges hereunder be an asset of Insynq under bankruptcy, insolvency, or reorganization proceedings.

IN WITNESS of our agreement hereto, WE EXECUTE this Agreement.


ACCEPTED BY:



XCEL Management, Inc. dba InsynQ           Donor Management, Inc.


/s/ John P. Gorst                          /s/ [ILLEGIBLE]^^
--------------------------------           ----------------------------------
John P. Gorst, CEO and Chairman            Authorized Signature

Date:  9/17/2000                           Date: August 14, 2000
     ---------------------------                 ----------------------------
                                                 Executive Vice President